Exhibit 10.1

PROMISSORY NOTE

Issuance Date: March 31, 2020	Original Principal Amount: $312,500
Consideration Paid at Close: $250,000

FOR VALUE RECEIVED, Verus International, Inc., a Delaware corporation located at 9841 Washingtonian Boulevard, Suite 390, Gaithersburg, MD 20878 (the “Company”), hereby promises to pay to the order of [___], located at [___] (the “Payee”) or his or its registered assigns (with the Payee, the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof, the “Principal”) when due, upon Maturity Date (as defined below), and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date.

The Original Principal Amount is $312,500 (three hundred twelve thousand five hundred dollars) plus accrued and unpaid interest and any other fees. The Consideration is $250,000 (two hundred fifty thousand dollars) payable by wire transfer and there exists a $62,500 original issue discount (the “OID”)). The Payee shall pay $250,000 of Consideration upon closing of this Note.

Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

Maturity Date means July 1, 2020.

Maximum Rate means, with respect to the payee hereof, the maximum non- usurious rate of interest which, under all legal requirements, such payee is permitted to contract for, charge, take, reserve, or receive on the Obligations.

Note means this Promissory Note (as amended, modified, extended, or restated from time to time).

Obligations means all present and future indebtedness, obligations, and liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Payee by the Company, whether arising pursuant to this Note, or otherwise, and all renewals and extensions thereof, together with all interest accruing thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.

1. Payments and Interest.

(a) Principal and Interest. The unpaid principal of this Note, and all accrued but unpaid interest thereon, shall be due and payable at the Maturity Date.

(b) Interest Rate. Subject to Section 3(c), the unpaid principal balance of this Note shall bear interest from the date of advance until paid at a rate per annum of 4%.

1 | Page

(c) Default Rate. All past due principal of, and to the extent permitted by applicable law, interest on, this Note shall bear interest until paid at the Interest Rate plus fourteen percent (14%), whereby such default rate will be 18%.

(d) Computation of Interest Rates. Subject to applicable usury laws, interest shall be computed at a daily rate equal to 1/360 of the applicable rate of interest per annum, unless the Maximum Rate shall be in effect, in which case interest shall be computed at a daily rate equal to 1/365 or 1/366, as appropriate, of the applicable rate of interest per annum.

(e) Optional Prepayments. The Company shall have the right, from time to time, to prepay the unpaid principal of this Note, in whole or in part, without premium or penalty, upon the payment of accrued interest on the amount prepaid to and including the date of payment.

(f) Manner and Application of Payments. All payments and prepayments by the Company on account of principal or interest hereunder shall be made in immediately available funds. All such payments shall be made to Payee at the address set forth above, or wire transferred to a bank account specified by Payee if Payee so requests, no later than 4:00 pm, eastern time, on the date due and funds received after that hour shall be deemed to have been received by Payee on the next following business day. If any payment is scheduled to become due and payable on a day that is not a business day, such payment shall instead become due and payable on the immediately following business day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension. All payments made on this Note shall be applied first to accrued interest and then to principal.

3. Security Interest. For the consideration of this Note, the Company grants to Payee a security interest in all of the Company’s equity ownership interest in its wholly owned subsidiary, Big League Foods, Inc., to secure the indebtedness and agrees that Payee shall have all rights which are available by law.

4. Company Representations, Warranties, and Covenants. The Company represents and warrants to the Payee that: (i) Big League Foods, Inc. is a Delaware entity in good standing; (ii) the Company owns all of the equity of Big League Foods, Inc.; (iii) there are no other liens, attachments, or security interests applicable to the Big League Foods, Inc. equity; (iv) the Payee may file a UCC-1 financing statement in any jurisdictions that Payee elects in order to evidence the security interest; (v) the Company will ensure that Big League Foods, Inc. will operate its business in the normal course; and (vi) the Company will not sell, dispose, or otherwise transfer its Big League Foods, Inc. ownership without prior permission from the Payee.

2 | Page

5. Usury Laws. Regardless of any provisions contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Company and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

6. Non-liability of Payee. The relationship between the Company and Payee is, and shall at all times remain, solely that of the Company and Payee and Payee has no fiduciary or other special relationship with the Company.

7. Events of Default. If one or more of the following events shall occur, such event will be considered and Event of Default:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Payee by the Company; or

(b) The Company shall default or breach any term of any other note or debt instrument into which the Company has entered and fails to cure such default within the appropriate grace period, if any.

(c) The Company shall voluntarily or involuntarily seek or be forced to seek bankruptcy protection; shall have a receiver appointed; or shall make an assignment for the benefit its creditors.

8. Remedies. In each case of an Event of Default, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee’s sole discretion, the Payee may consider and demand this Note immediately due and payable and accelerate all payments due. In the event the Company, upon demand by Payee, does not immediately pay the amount due, then Payee may (a) foreclose any liens and security interests securing payment of the Obligations or (b) exercise any of Payee’s other rights, powers, recourses and remedies under this Note, under any documents executed in connection with this Note, or at law or in equity. Notwithstanding the foregoing, if either the Company shall (i) commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing or (ii) if an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of either the Company or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, then the Obligations shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company. The Payee’s remedies in this Agreement are cumulative and non-exhaustive, and the Payee may pursue all remedies available at law or equity.

3 | Page

9. Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall, jointly and severally, indemnify and hold harmless Payee and its affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of this Note or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the use or proposed use of the proceeds of any loan evidenced by this Note, (c) the Company’s breach of any representation or warranty made to the Payee, (d) the past or ongoing business activities of either the Company or any of its affiliates, directors, officers, employees or agents, or (e) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation, or proceeding) and regardless of whether any Indemnitee is a party thereto.

10. Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, the Company agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

11. Notices. Any notices or other communications required or permitted to be given hereunder must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as set forth above. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid, or, if sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

4 | Page

12. Waiver. The Company and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes. No failure to exercise, and no delay in exercising, on the part of Payee, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Payee hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

13. Setoff. In addition to all liens upon and rights of setoff against the money, securities, or other property of the Company given to Payee (or any of its affiliates) that may exist under applicable law, Payee shall have and the Company shall hereby grant to Payee (and each of its affiliates) a lien upon and a right of setoff against all money, securities, and other property of the Company, now or hereafter in possession of or on deposit with Payee (or any of its affiliates), whether held in a general or special account or deposit, for safe- keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to the Company. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Payee (or any of its affiliates), or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Payee.

14. Parties Bound. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that the Company may not, without the prior written consent of Payee, assign any rights, powers, duties or obligations hereunder.

15. Governing Law. This Note has been prepared, is being executed and delivered, and is intended to be performed in the State of Delaware and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Note.

5 | Page

16. Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action or proceeding against the Company with respect to this Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Maryland as Payee in its sole discretion may elect and the Company hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Nothing herein shall affect the right of Payee to serve process in any manner permitted by law or shall limit the right of Payee to bring any action or proceeding against the Company or with respect to any of its property in courts in another jurisdiction. The Company hereby irrevocably waives any objections which they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Note brought in the courts located in the State of Maryland and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by the Company against Payee shall be brought only in a court located in Maryland.

17. WAIVER OF JURY TRIAL. THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR THE COMPANY, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR THE COMPANY, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

18. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE COMPAY AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE COMPANY AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE COMPAY AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN THE COMPANY AND PAYEE.

6 | Page

IN WITNESS WHEREOF, the Company has caused this Note to be dually executed by an officer thereunto duly authorized.

Verus International, Inc.

By:
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

7 | Page